                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ___________________



                                   FORM 8-K



                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 9, 1999


                           HALTER MARINE GROUP, INC.
            (Exact name of registrant as specified in its charter)



         DELAWARE                       1-12159                  72-2656828
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


      13085 INDUSTRIAL SEAWAY ROAD                        39503
         GULFPORT, MISSISSIPPI
(Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code:  228/896-0029

ITEM 5.  OTHER EVENTS

     On August 9, 1999, the Audit Committee (the "Committee") of the Board of Directors of Halter Marine Group, Inc. (the "Company") presented to the Board a report of an investigation conducted by the Committee, utilizing outside investigators and attorneys to assist it, into the operations of one of the Company's facilities in Mississippi.


     The Committee reported that the investigation indicated that six former employees of the Company, one of whom was a senior officer of the Company until May 1999 and a director of the Company until June 1999, another of whom was a senior officer of a subsidiary of the Company until November, 1998 and four of whom were management or administrative personnel assigned to the Mississippi facility, appear to have engaged in one or more schemes to defraud the Company and to convert assets of the Company to their own use. In particular, the investigation revealed that the two former officers had a relationship with two vendors of the Company that was not disclosed to the Company; that the Company had paid to these vendors amounts totaling approximately $6.2 million over a three-year period; and that services purportedly provided by these vendors were in fact provided, in whole or substantial part, by the Company's own workforce. All amounts paid to these vendors were included as expenses in the financial statements of the Company in the fiscal quarters in which they were incurred. The investigation also indicated that certain of the six former employees, including the two former officers, had engaged in other improprieties, including utilizing the Company's workforce for personal use and other similar breaches of duty. All persons employed by or associated with the Company currently believed to have knowingly participated in these schemes have been terminated or have resigned their positions with the Company.

     The Committee concluded that the activities that were investigated (i) circumvented the Company's policies and procedures, (ii) involved deliberate collusion by a group of individuals including officers of the Company whose responsibilities included administration of internal controls and (iii) did not result from material weaknesses in the Company's internal control policies. The Committee also concluded, however, and the Board recommended, that the Company's internal audit function be strengthened, and the Committee made other specific recommendations designed to minimize such risks in the future, all of which were unanimously adopted by the Board.

     As a result of the Committee's report and its recommendations, the Company intends, among other measures, (i) to seek restitution from all responsible individuals and entities, as well as recovery under available insurance, (ii) with the advice and guidance of its outside auditors, to augment the Company's internal audit controls by, among other things, instituting an annual risk assessment program and accelerating internal audit of those functions assessed as high risk and (iii) to strengthen the Company's Policies on Business Ethics and Compliance with Laws through wider publication and training of employees, including those persons responsible for procuring goods or services for the Company.

                                 SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 1999                HALTER MARINE GROUP, INC.


                                    By: /s/ RICK S. REES
                                        ------------------------------------
                                        Rick S. Rees
                                        Executive Vice President and
                                        As a Duly Authorized Officer
                                        and Chief Financial Officer

                                       3